Exhibit 99.1

Summit Materials Announces Annual Meeting Results and Appointment of Joseph Cantie to its Board

Denver, Colorado May 26, 2016 —Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced the results of its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on Thursday, May 26, 2016. Stockholders of record as of April 1, 2016 were entitled to vote at the Annual Meeting.

The following items were presented for stockholder approval:

•                  To elect the two nominees for director named in the Proxy Statement to serve until the 2019 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

•                  To ratify the appointment of KPMG LLP (“KPMG”) as independent auditors for fiscal year ending December 31, 2016;

•                  To approve, on a nonbinding advisory basis, the compensation of named executive officers, as disclosed in the Proxy Statement;

•                  To indicate, on a nonbinding advisory basis, whether a nonbinding advisory stockholder vote to approve the compensation of named executive officers should occur every one, two, or three years.

Following a tabulation of the total votes cast at the Annual Meeting, the proposal for election of each of the Summit Materials Board of Director’s nominee for directors passed; the vote to ratify the appointment of KPMG LLP (“KPMG”) as independent auditors for fiscal year ending December 31, 2016 passed; the vote to approve on a nonbinding advisory basis, the compensation of named executive officers, as disclosed in the Proxy Statement, passed; the vote to indicate, on a nonbinding advisory basis, whether a nonbinding advisory stockholder vote to approve the compensation of named executive officers should occur every one, two, or three years passed, providing that every year a nonbinding advisory stockholder vote to approve the compensation of named executive officers should occur.  The final voting results for each proposal will be filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K and will be available for viewing on the Company’s website at. www.summit-materials.com.

Summit also today announced that its board of directors has appointed Joseph S. Cantie as a new director, also serving on the Audit Committee. Mr. Cantie has more than 30 years of financial and operating experience primarily in the industrials sector. With the appointment of Mr. Cantie, Summit’s board now comprises eight members.

Tom Hill, CEO of Summit, stated, “We are thrilled to add Joe to our board of directors. His combined financial and operating experience, along with his tenure at a big four accounting firm, provide a diversified knowledge base and additional perspective to our growing Company. We look forward to his positive contribution to Summit as we continue to demonstrate the strength of our materials based-strategy, successful acquisition track record and commitment to further expanding Adjusted EBITDA to generate additional shareholder value.”

Howard Lance, Chairman of Summit, added, “Joe will be a significant addition to our board given his past experience and we are pleased to welcome him as a new independent director. I look forward to working with him, along with the rest of the board to further advance our strategic goals and objectives.”

Mr. Cantie is the former Executive Vice President and Chief Financial Officer of ZF TRW, a division of ZF Friedrichshafen AG (“ZF”), a global automotive supplier, a position he held from May 2015 until January 2016. He served in similar roles at TRW Automotive Holdings Corp., which was acquired by ZF. Industries in May 2015, since 2003. Prior to that time, Mr. Cantie held other executive positions at TRW, which he joined in 1999. From 1996 to 1999, Mr. Cantie served in several executive positions with LucasVarity Plc, including serving as Vice President and Controller. Prior to joining LucasVarity, Mr. Cantie spent 10 years with KPMG. He is currently a director for TopBuild Corp. where he serves on the Audit, Compensation and Governance Committees, and for Delphi Automotive PLC where he serves on the Audit and Finance Committees. Mr. Cantie is a certified public accountant and holds a Bachelor of Science degree from the State University of New York at Buffalo.

About Summit Materials

Summit Materials is a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada.  Summit is a geographically diverse, aggregates-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the residential, nonresidential, and public infrastructure end markets.  Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to Summit’s anticipated benefits from its acquisitions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of solely historical matters. Forward-looking statements are based on information available at the time those statements are made and/or management’s reasonable belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements.  A discussion of factors that may affect future results is contained in Summit’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time by Summit’s subsequent filings with the SEC.  Summit does not intend, and disclaims any obligation, to publicly update or revise any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact:

Investor Relations:

303-515-5159
investorrelations@summit-materials.com

Media Contact:

303-515-5158

mediarelations@summit-materials.com